Exhibit 99

Heritage Financial Group Posts Higher First Quarter Net Income

Company Receives Regulatory Approval to Purchase Five Park Avenue Bank Branches from PAB Bankshares

ALBANY, Ga.--(BUSINESS WIRE)--May 10, 2010--Heritage Financial Group (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced financial results for the first quarter ended March 31, 2010. The Company's first quarter net income totaled $798,000 or $0.08 per diluted share, more than doubling net income of $395,000 or $0.04 per diluted share reported for the year-earlier quarter. Other highlights of the quarter included a strong increase in net interest income versus the year-earlier quarter, a 38% decrease in the loan loss provision – reflecting stabilizing quality in the Company's loan portfolio, and solid year-over-year advances in total assets, loans receivable, and deposits.

Separately, the Company also announced that it has received regulatory approval on its previously announced purchase of five bank branches from PAB Bankshares, Inc. (NASDAQ: PABK), the Valdosta, Georgia-based holding company for The Park Avenue Bank. These branches, all in Georgia, are located in Statesboro (2), Baxley, Hazlehurst, and Adel. The transaction, which is expected to add approximately $52 million to the Bank's loan portfolio and approximately $98 million to its deposit base, now is expected to close on or about May 24, 2010.

Commenting on the results, Leonard Dorminey, President and Chief Executive Officer of Heritage Financial Group, said, "We are pleased to post a solid start to the new year, with significantly higher earnings for the first quarter and strengthening credit quality. These results also reflect the positive impact of the recent addition of three branches – one in Florida by acquisition and two in Georgia by means of a FDIC-assisted whole-bank purchase and assumption – that has contributed to the substantial loan and deposit growth we have experienced since the first quarter of 2009.

"We are excited about the growth opportunities we see for our company and bank," Dorminey added. "Our increased expansion activity over the past year has taken us to new markets, helped fill in our branch footprint between Albany and Ocala, and has allowed us to deploy our capital position. We look forward to continuing these efforts with the conclusion of our purchase of five branches from PAB Bankshares later this month, which will mark nearly a doubling of our branch network in just the past year. We also remain cautiously optimistic about the prospects for an improving economy over the course of the year and the new, organic growth opportunities that may accompany such a recovery."

As previously announced, in March 2010 Heritage Financial Group adopted a plan to reorganize from a two-tier mutual holding company to a full stock holding company and will undertake a "second-step" offering of shares of the new holding company's common stock. The conversion and offering is expected to be completed in the third quarter of 2010, subject to regulatory, stockholder and depositor approvals. Keefe Bruyette & Woods will serve as the sole book running manager for the offering and Sterne Agee & Leach will serve as co-manager for the offering.

At the end of the first quarter of 2010, Heritage Financial Group's capital levels remained significantly above the levels required to be considered "well-capitalized" under regulatory standards – the highest capital rating category a financial institution can achieve. The Company's total risk-based capital ratio at March 31, 2010, was 15.3%, significantly exceeding the required minimum of 10% to be considered a well-capitalized institution. The ratio of tangible common equity to total tangible assets (both non-GAAP measures – see reconciliation to closest GAAP measures later in this release) was 10.5% as of March 31, 2010. The Company provides this ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

Net interest income for the first quarter increased 24% to $4,410,000 from $3,556,000 in the same quarter last year, primarily reflecting a higher level of interest-earning assets combined with lower funding costs. The Company's net interest margin increased 37 basis points to 3.68% in the first quarter of 2010 compared with 3.31% in the year-earlier period due to a higher level of interest-earning assets combined with lower funding costs. On a linked-quarter basis, net interest margin declined four basis points in the first quarter from 3.72% in the fourth quarter of 2009.

Total nonperforming loans and nonperforming assets were $6,518,000 and $10,088,000, respectively, at March 31, 2010, and included nonperforming assets and nonperforming loans of $327,000 and $13,000, respectively, associated with the portfolio acquired from the FDIC in December 2009. The acquired portfolio was not covered by a loss-share agreement, but was subject to a purchase discount totaling $15 million. Total nonperforming loans and nonperforming assets were $7,731,000 and $9,526,000, respectively, at December 31, 2009, and $7,916,000 and $9,319,000, respectively, at March 31, 2009.

In order to provide a more comparable analysis of credit quality issues, the Company provides credit quality information for its core loan portfolio, which excludes the FDIC acquired loan portfolio and is equivalent to prior reported periods. Nonperforming assets in the core portfolio increased to $9,758,000 at March 31, 2010, from $8,427,000 at December 31, 2009, due to an increase in Other Real Estate Owned (OREO) and repossessed assets, which rose to $3,253,000 from $1,190,000 in the fourth quarter of 2009. Nonperforming loans in the core portfolio at the end of the first quarter declined to $6,505,000 from $7,237,000 in the fourth quarter of 2009, primarily reflecting a slowing in the pace of loans being placed on nonperforming status. Nonperforming loans were 2.05% of total loans as of March 31, 2010, versus 2.34% of total loans at December 31, 2009.

Net charge-offs to average outstanding loans in the total portfolio, on an annualized basis, were 0.88% for the first quarter of 2010 versus 7.42% for the fourth quarter of 2009 and 0.42% in the year-earlier period. The higher level of net charge-offs in the fourth quarter of 2009 primarily reflected the Company's action to write down and charge off a significant amount of a single loan on raw land in preparation for a pending sale of the property. While this sale did not occur as planned, the net carrying value of the subject property is now well below appraised value.

Management believes that nonperforming assets and net charge-offs will likely remain at elevated levels, at least in the near term, because of the continued weakness in the economy. However, the Company has continued to reduce its exposure to acquisition, construction and development loans, with those representing only 7% of its core portfolio at March 31, 2010, versus 12% at the end of the first quarter of 2009. Additionally, criticized and classified loans have remained relatively stable over the past several months. Accordingly, the Company's provision for loan losses declined to $500,000 for the first quarter of 2010 from $800,000 in the year-earlier period and $3,700,000 in the fourth quarter of 2009, with the latter reflecting the previously mentioned partial write down and charge off of a single loan. At March 31, 2010, the allowance for loan losses represented 1.70% of total loans outstanding versus 1.81% of total loans outstanding at December 31, 2009, and 1.82% of total loans outstanding at March 31, 2009.

Noninterest income increased 10% to $1,812,000 for the first quarter of 2010 from $1,645,000 in the year-earlier quarter. Noninterest expense for the first quarter of 2010 increased 14% to $4,705,000 from $4,114,000 in the first quarter of 2009, primarily reflecting higher salaries and employee benefits related to the addition of three branches since the first quarter of 2009, as well as higher FDIC insurance premiums. These increases were partially offset by gains on the sale of OREO.

The Company's total assets increased 17% to $574,363,000 at March 31, 2010, from $490,992,000 at March 31, 2009, again primarily reflecting the acquisition of three branches since the year-earlier quarter. Gross loans increased 15% to $342,495,000 at March 31, 2010, from $298,151,000 at March 31, 2009. Deposits rose 33% to $428,403,000 at March 31, 2010, from $321,492,000 at the March 31, 2009. Total stockholders' equity of $61,615,000 at March 31, 2010, was down slightly from $62,421,000 at March 31, 2009.

Heritage Financial Group is the mid-tier holding company for HeritageBank of the South, a community-oriented bank serving primarily South Georgia and North Central Florida through 10 full-service banking offices. As of March 31, 2010, the Company reported total assets of approximately $574 million and total stockholders' equity of approximately $62 million. For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com, and see Investor Relations under About Us.

Heritage, MHC, a mutual holding company formed in 2002, holds approximately 76% of the shares of Heritage Financial Group. The remaining 24% of Heritage Financial Group's shares are held by public stockholders.

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and include this statement for purposes of these safe harbor provisions. Further information concerning the Company and its business, including additional factors that could materially affect our financial results, is included in our other filings with the SEC.

Tangible Common Equity Ratio (Unaudited)
(Dollars in thousands, except per share amounts)

	March 31, 2010	Dec. 31, 2009	March 31, 2009
Total stockholders' equity	$61,615	$60,817	$62,421
Less intangible assets	1,540	1,571	1,000
Tangible common equity	$60,075	$59,246	$61,421

Total assets	$574,363	$571,948	$490,992
Less intangible assets	1,540	1,571	1,000
Tangible assets	$572,823	$570,377	$489,992

Total stockholders' equity to total assets	10.7%	10.6%	12.7%
Tangible common equity ratio	10.5%	10.4%	12.5%

Unaudited Financial Highlights
(In thousands, except per share amounts)

		First Quarter Ended March 31,
		2010	2009
Interest income		$6,447	$6,128
Interest expense		2,037	2,572
Net interest income		4,410	3,556
Provision for loan losses		500	800
Net interest income after provision for loan losses		3,910	2,756
Noninterest income		1,812	1,645
Noninterest expense		4,705	4,114
Loss before income taxes		1,017	287
Income tax benefit		219	(108)
Net income		$798	$395
Net income per share:
Basic		$0.08	$0.04
Diluted		$0.08	$0.04
Weighted average shares outstanding:
Basic		10,081	10,026
Diluted		10,081	10,026
Dividends declared per share		$0.09	$0.08

	March 31, 2010	Dec. 31, 2009	March 31, 2009
Total assets	$574,363	$571,948	$490,992
Cash and cash equivalents	24,414	14,922	12,563
Interest-bearing deposits in banks	26,988	43,236	651
Securities available for sale	115,552	120,527	128,712
Loans receivable	342,495	334,139	298,151
Allowance for loan losses	5,816	6,060	5,435
Total deposits	428,403	426,607	321,492
Federal Home Loan Bank advances	42,500	42,500	52,500
Stockholders' equity	61,615	60,817	62,421

Heritage Financial Group
First Quarter 2010 Earnings Release Supplement
(Dollars in thousands)
	Quarter Ended
	March 31,
	2010	2009
Income Statement Data
Interest income
Loans	$5,320	$4,593
Securities - taxable	776	1,225
Securities - nontaxable	298	293
Federal funds sold	9	17
Interest bearing deposits in banks	44	-
Total interest income	6,447	6,128
Interest expense
Deposits	1,524	1,888
Other borrowings	513	684
Total interest expense	2,037	2,572
Net interest income	4,410	3,556
Provision for loan losses	500	800
Net interest income after provision for loan losses	3,910	2,756
Non-interest income
Service charges on deposit accounts	824	808
Other service charges, fees & commissions	403	360
Brokerage fees	222	194
Mortgage origination fees	38	106
Bank owned life insurance	152	150
Gain (loss) on sale of securities	152	21
Impairment loss on securities	-	-
Other	21	6
Total non-interest income	1,812	1,645
Non-interest expense
Salaries and employee benefits	2,565	2,198
Equipment	255	273
Occupancy	306	292
Advertising & marketing	120	87
Legal & accounting	149	118
Consulting & other professional fees	71	62
Director fees & retirement	139	153
Telecommunications	69	62
Supplies	58	38
Data processing fees	481	330
(Gain) loss on sale and write-downs of other real estate owned	(231)	49
Foreclosed asset expenses	171	45
FDIC insurance and other regulatory fees	170	81
Impairment loss on premises held for sale	-	-
Other operating	382	326
Total non-interest expense	4,705	4,114
Income before taxes	1,017	287
Applicable income tax (benefit)	219	(108)
Net income	$798	$395

Weighted average shares - basic	10,081	10,026
Weighted average shares - diluted	10,081	10,026

Basic earnings per share	$0.08	$0.04
Diluted earnings per share	0.08	0.04
Cash dividend declared per share	0.09	0.08

Heritage Financial Group
First Quarter 2010 Earnings Release Supplement
(Dollars in thousands)
	Quarter Ended
	March 31,
	2010	2009
Balance Sheet Data (at period end)
Total loans	$342,495	$298,151
Allowance for loan losses	5,816	5,435
Intangible assets	1,540	1,000
Total assets	574,363	490,992
Non-interest bearing deposits	28,375	18,721
Interest bearing deposits	400,028	302,771
Federal home loan bank advances	42,500	52,500
Federal funds purchased and securities sold under agreement to repurchase	32,778	47,113
Stockholders' equity	61,615	62,421

Total shares outstanding	11,454	11,452
Less treasury shares	1,055	1,041
Net shares outstanding	10,399	10,411

Shares held by Heritage, MHC	7,869	7,869
Unearned ESOP shares	231	275

Book value per share	$6.06	$6.16
Tangible book value per share (non-GAAP)	5.91	6.06
Market value per share	12.08	7.25

	Quarter Ended
	March 31,
	2010	2009
Average Balance Sheet Data
Average interest bearing deposits in banks	$33,419	$536
Average federal funds sold	14,002	26,693
Average investment securities	117,578	126,789
Average loans	336,801	298,705
Average earning assets	501,800	452,723
Average assets	569,898	504,814
Average noninterest bearing deposits	29,171	18,723
Average interest bearing deposits	395,033	319,283
Average total deposits	424,204	338,006
Average federal funds purchased and securities sold under agreement to repurchase	33,048	44,793
Average Federal Home Loan Bank advances	42,500	52,500
Average interest bearing liabilities	470,581	416,576
Average stockholders' equity	61,145	62,879

Performance Ratios
Annualized return on average assets	0.56%	0.31%
Annualized return on average equity	5.22%	2.51%
Net interest margin	3.68%	3.31%
Net interest spread	3.57%	3.10%
Efficiency ratio	75.62%	79.10%

Capital Ratios
Average stockholders' equity to average assets	10.7%	12.5%
Tangible equity to tangible assets (non-GAAP)	10.5%	12.4%
Tier 1 leverage ratio	9.3%	12.7%
Tier 1 risk-based capital ratio	14.0%	17.8%
Total risk-based capital ratio	15.3%	19.0%

Other Information
Full-time equivalent employees	139	117
Number of full-service offices	10	8

Heritage Financial Group
First Quarter 2010 Earnings Release Supplement
(Dollars in thousands)
	Five Quarter Comparison
	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10
Income Statement Data
Interest income
Loans	$4,593	$4,528	$4,600	$4,834	$5,320
Securities - taxable	1,225	915	781	682	776
Securities - nontaxable	293	293	296	292	298
Federal funds sold	17	16	7	14	9
Interest bearing deposits in banks	-	-	1	13	44
Total interest income	6,128	5,752	5,685	5,835	6,447
Interest expense
Deposits	1,888	1,683	1,479	1,422	1,524
Other borrowings	684	645	500	492	513
Total interest expense	2,572	2,328	1,979	1,914	2,037
Net interest income	3,556	3,424	3,706	3,921	4,410
Provision for loan losses	800	500	2,500	3,700	500
Net interest income after provision for loan losses	2,756	2,924	1,206	221	3,910
Non-interest income
Service charges on deposit accounts	808	837	951	950	824
Other service charges, fees & commissions	360	362	338	345	403
Brokerage fees	194	216	252	252	222
Mortgage origination fees	106	104	66	68	38
Bank owned life insurance	150	159	155	156	152
Gain (loss) on sale of securities	21	345	470	73	152
Impairment loss on securities	-	-	-	-	-
Other	6	16	12	15	21
Total non-interest income	1,645	2,039	2,244	1,859	1,812
Non-interest expense
Salaries and employee benefits	2,198	2,227	2,296	2,177	2,565
Equipment	273	266	221	225	255
Occupancy	292	297	312	297	306
Advertising & marketing	87	111	147	94	120
Legal & accounting	118	155	118	102	149
Consulting & other professional fees	62	91	70	74	71
Director fees & retirement	153	153	155	92	139
Telecommunications	62	54	53	70	69
Supplies	38	46	46	47	58
Data processing fees	330	383	431	461	481
(Gain) loss on sale and write-downs of other real estate owned	49	255	80	38	(231)
Foreclosed asset expenses	45	48	78	86	171
FDIC insurance and other regulatory fees	81	284	136	371	170
Impairment loss on premises held for sale	-	-	-	502	-
Other operating	326	372	307	328	382
Total non-interest expense	4,114	4,742	4,450	4,964	4,705
Income (loss) before taxes	287	221	(1,000)	(2,884)	1,017
Applicable income tax (benefit)	(109)	66	(533)	(1,148)	219
Net income (loss)	$396	$155	$(467)	$(1,736)	$798

Weighted average shares - basic	10,026	10,040	10,072	10,053	10,081
Weighted average shares - diluted	10,026	10,040	10,072	10,053	10,081

Basic earnings (loss) per share	$0.04	$0.02	$(0.05)	$(0.17)	$0.08
Diluted earnings (loss) per share	0.04	0.02	(0.05)	(0.17)	0.08
Cash dividend declared per share	0.08	0.08	0.08	0.08	0.09

Heritage Financial Group
First Quarter 2010 Earnings Release Supplement
(Dollars in thousands)
	Five Quarter Comparison
	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10
Balance Sheet Data (at period end)
Total loans	$298,151	$295,881	$299,296	$334,138	$342,495
Allowance for loan losses	5,435	5,747	8,028	6,060	5,816
Intangible assets	1,000	1,000	1,000	1,571	1,540
Total assets	490,992	470,985	470,458	571,948	574,363
Non-interest bearing deposits	18,721	18,747	18,811	28,882	28,375
Interest bearing deposits	302,771	305,177	303,500	397,724	400,028
Federal home loan bank advances	52,500	42,500	42,500	42,500	42,500
Federal funds purchased and securities sold under agreement to repurchase	47,113	34,745	35,211	32,843	32,778
Stockholders' equity	62,421	62,132	62,823	60,817	61,615

Total shares outstanding	11,452	11,452	11,452	11,454	11,454
Less treasury shares	1,041	1,042	1,042	1,055	1,055
Net shares outstanding	10,411	10,410	10,410	10,399	10,399

Shares held by Heritage, MHC	7,869	7,869	7,869	7,869	7,869
Unearned ESOP shares	275	264	253	242	231

Book value per share	$6.16	$6.12	$6.19	$5.99	$6.06
Tangible book value per share (non-GAAP)	6.06	6.03	6.09	5.83	5.91
Market value per share	7.25	8.57	8.28	7.25	12.08

	Five Quarter Comparison
	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10
Average Balance Sheet Data
Average interest bearing deposits in banks	$536	$468	$751	$5,954	$33,419
Average federal funds sold	26,693	24,362	11,746	21,607	14,002
Average investment securities	126,789	117,813	109,338	103,410	117,578
Average loans	298,705	296,363	296,800	305,694	336,801
Average earning assets	452,723	439,006	418,635	436,665	501,800
Average assets	504,814	493,868	471,517	494,889	569,898
Average noninterest bearing deposits	18,723	20,355	21,212	23,208	29,171
Average interest bearing deposits	319,283	306,540	302,408	325,547	395,033
Average total deposits	338,006	326,895	323,620	348,755	424,204
Average federal funds purchased and securities sold under agreement to repurchase	44,793	45,927	35,903	33,827	33,048
Average Federal Home Loan Bank advances	52,500	51,500	42,500	42,572	42,500
Average interest bearing liabilities	416,576	403,967	380,811	401,946	470,581
Average stockholders' equity	62,879	63,413	62,975	63,067	61,145

Performance Ratios
Annualized return on average assets	0.31%	-0.38%	-0.40%	-1.40%	0.56%
Annualized return on average equity	2.52%	-2.95%	-2.97%	-7.28%	5.22%
Net interest margin	3.31%	3.27%	3.68%	3.72%	3.68%
Net interest spread	3.10%	3.09%	3.49%	3.57%	3.57%
Efficiency ratio	79.10%	74.79%	74.79%	85.88%	75.62%

Capital Ratios
Average stockholders' equity to average assets	12.5%	12.8%	13.4%	12.7%	10.7%
Tangible equity to tangible assets (non-GAAP)	12.5%	13.2%	13.2%	10.4%	10.5%
Tier 1 leverage ratio	12.7%	12.9%	13.2%	11.2%	9.3%
Tier 1 risk-based capital ratio	17.8%	18.6%	18.0%	14.2%	14.0%
Total risk-based capital ratio	19.0%	19.8%	19.3%	15.5%	15.3%

Other Information
Full-time equivalent employees	117	118	117	134	139
Number of full-service offices	8	8	8	10	10

Heritage Financial Group
First Quarter 2010 Earnings Release Supplement
(Dollars in thousands)
				Quarter Ended
Total Portfolio				March 31,
				2010	2009
Loans by Type
Construction and land loans				$24,193	$36,926
Farmland loans				20,403	5,686
Permanent 1 - 4				92,241	73,606
Permanent 1 - 4 - junior liens and revolving				25,395	23,677
Multifamily				10,254	10,637
Nonresidential				88,476	59,169
Commercial business loans				47,081	42,882
Consumer and other loans				35,397	45,568
Fair market value adjustments				(945)	-
				342,495	298,151

Asset Quality Data
Allowance for loan losses to total loans				1.70%	1.82%
Allowance for loan losses to average loans				1.73%	1.82%
Allowance for loan losses to non-performing loans				89.23%	68.66%
Loans - 30 to 89 days past due & still accruing				$1,810	$4,054
Nonaccrual loans				6,518	7,916
Loans - 90 days past due & still accruing				-	-
Total non-performing loans				6,518	7,916
OREO and repossessed assets				3,567	1,403
Total non-performing assets				10,085	9,319
Non-performing loans to total loans				1.90%	2.66%
Non-performing assets to total assets				1.76%	1.90%
Net charge-offs to average loans (annualized)				0.88%	0.42%
Net charge-offs				$744	$315

	Five Quarter Comparison
	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10
Loans by Type
Construction and land loans	$36,926	$31,414	$31,762	$31,474	$24,193
Farmland loans	5,686	5,743	7,101	16,387	20,403
Permanent 1 - 4	73,606	74,676	75,182	86,511	92,241
Permanent 1 - 4 - junior liens and revolving	23,677	23,697	23,556	25,930	25,395
Multifamily	10,637	10,596	10,899	12,257	10,254
Nonresidential	59,169	64,915	67,771	81,046	88,476
Commercial business loans	42,882	43,345	44,778	48,578	47,081
Consumer and other loans	45,568	41,494	38,424	39,183	35,397
Fair market value adjustments	-	-	-	(7,228)	(945)
	298,151	295,880	299,473	334,138	342,495

Asset Quality Data
Allowance for loan losses to total loans	1.82%	1.94%	2.68%	1.81%	1.70%
Allowance for loan losses to average loans	1.82%	1.94%	2.70%	1.98%	1.73%
Allowance for loan losses to non-performing loans	68.66%	47.48%	61.80%	78.39%	89.23%
Loans - 30 to 89 days past due & still accruing	$4,054	$1,275	$1,277	$3,247	$1,810
Nonaccrual loans	7,916	12,105	12,990	7,731	6,518
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	7,916	12,105	12,990	7,731	6,518
OREO and repossessed assets	1,403	907	898	1,795	3,567
Total non-performing assets	9,319	13,012	13,888	9,526	10,085
Non-performing loans to total loans	2.66%	4.09%	4.34%	2.31%	1.90%
Non-performing assets to total assets	1.90%	2.76%	2.95%	1.67%	1.76%
Net charge-offs to average loans (annualized)	0.42%	0.26%	0.29%	7.42%	0.88%
Net charge-offs	$315	$189	$219	$5,667	$744

Heritage Financial Group
First Quarter 2010 Earnings Release Supplement
(Dollars in thousands)
				Quarter Ended
Core Portfolio				March 31,
				2010	2009
Loans by Type
Construction and land loans				$22,329	$36,926
Farmland loans				12,956	5,686
Permanent 1 - 4				87,420	73,606
Permanent 1 - 4 - junior liens and revolving				24,727	23,677
Multifamily				10,254	10,637
Nonresidential				81,128	59,169
Commercial business loans				44,448	42,882
Consumer and other loans				33,141	45,568
Fair market value adjustments				331	-
				316,734	298,151

Asset Quality Data

Loans - 30 to 89 days past due & still accruing				$1,603	$4,054
Nonaccrual loans				6,505	7,916
Loans - 90 days past due & still accruing				-	-
Total non-performing loans				6,505	7,916
OREO and repossessed assets				3,253	1,403
Total non-performing assets				9,758	9,319
Non-performing loans to total loans				2.05%	2.66%

Net charge-offs				$744	$315

	Five Quarter Comparison
	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10
Loans by Type
Construction and land loans	$36,926	$31,414	$31,762	$28,385	$22,329
Farmland loans	5,686	5,743	7,101	9,013	12,956
Permanent 1 - 4	73,606	74,676	75,182	81,055	87,420
Permanent 1 - 4 - junior liens and revolving	23,677	23,697	23,556	25,192	24,727
Multifamily	10,637	10,596	10,899	12,135	10,254
Nonresidential	59,169	64,915	67,771	71,158	81,128
Commercial business loans	42,882	43,345	44,778	45,836	44,448
Consumer and other loans	45,568	41,494	38,424	36,575	33,141
Fair market value adjustments	-	-	-	370	331
	298,151	295,880	299,473	309,719	316,734

Asset Quality Data

Loans - 30 to 89 days past due & still accruing	$4,054	$1,275	$1,277	$1,826	$1,603
Nonaccrual loans	7,916	12,105	12,990	7,237	6,505
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	7,916	12,105	12,990	7,237	6,505
OREO and repossessed assets	1,403	907	898	1,190	3,253
Total non-performing assets	9,319	13,012	13,888	8,427	9,758
Non-performing loans to total loans	2.66%	4.09%	4.34%	2.34%	2.05%

Net charge-offs	$315	$189	$219	$5,667	$744

Heritage Financial Group
First Quarter 2010 Earnings Release Supplement
(Dollars in thousands)
				Quarter Ended
FDIC Acquired Portfolio				March 31,
				2010	2009
Loans by Type
Construction and land loans				$1,864	$-
Farmland loans				7,447	-
Permanent 1 - 4				4,821	-
Permanent 1 - 4 - junior liens and revolving				668	-
Multifamily				-	-
Nonresidential				7,348	-
Commercial business loans				2,633	-
Consumer and other loans				2,256	-
Fair market value adjustments				(1,276)	-
				25,761	-

Asset Quality Data

Loans - 30 to 89 days past due & still accruing				$207	$-
Nonaccrual loans				13	-
Loans - 90 days past due & still accruing				-	-
Total non-performing loans				13	-
OREO and repossessed assets				314	-
Total non-performing assets				327	-
Non-performing loans to total loans				1.27%	-

Net charge-offs				$-	-

	Five Quarter Comparison
	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10
Loans by Type
Construction and land loans	-	-	-	$3,089	$1,864
Farmland loans	-	-	-	7,374	7,447
Permanent 1 - 4	-	-	-	5,456	4,821
Permanent 1 - 4 - junior liens and revolving	-	-	-	738	668
Multifamily	-	-	-	122	-
Nonresidential	-	-	-	9,888	7,348
Commercial business loans	-	-	-	2,742	2,633
Consumer and other loans	-	-	-	2,609	2,256
Fair market value adjustments	-	-	-	(7,598)	(1,276)
	-	-	-	24,420	25,761

Asset Quality Data

Loans - 30 to 89 days past due & still accruing	-	-	-	$1,421	$207
Nonaccrual loans	-	-	-	1,226	13
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	-	-	-	1,226	13
OREO and repossessed assets	-	-	-	605	314
Total non-performing assets	-	-	-	1,831	327
Non-performing loans to total loans	-	-	-	7.50%	1.27%

Net charge-offs	-	-	-	-	-

Note:
Certain prior-period amounts have been reclassified to conform with current presentation.
For non-GAAP measures see reconciliation to closest GAAP measures contained in this press release.

CONTACT:
Heritage Financial Group
T. Heath Fountain, 229-878-2055
Senior Vice President and Chief Financial Officer